Exhibit 10.22

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of February 6, 2007 (this “Agreement”), is by and among DIGITAL ANGEL CORPORATION, a Delaware corporation (the “Company”), each of the subsidiaries of the Company that are signatories hereto (together with any other entity that may become an additional party hereto, the “Company Subsidiaries” and, collectively with the Company, the “Debtors”), Imperium Advisers, LLC, in its capacity as collateral agent (in such capacity, the “Collateral Agent”), for the benefit of the undersigned holders (the “Holders”)of the Company’s Senior Secured Debentures, dated as of the date hereof (the “Debentures”).  The Holders, Collateral Agent and their endorsees, transferees and assigns are sometimes collectively referred to herein as the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Company and the Secured Parties (the “Purchase Agreement”), the Company has agreed to sell and the Secured Parties have severally agreed to purchase, the Debentures; and

WHEREAS, pursuant to a certain Subsidiary Guarantee dated as of the date hereof (the “Guarantee”), the Company Subsidiaries have jointly and severally agreed to guaranty and act as surety for satisfaction of all payment and other obligations of the Company arising under the Debentures and the other Transaction Documents (as defined in the Purchase Agreement); and

WHEREAS, it is a condition to the obligation of the Secured Parties to enter into the transactions contemplated by the Purchase Agreement, the Debentures and the other Transaction Documents, that the Debtors execute and deliver to the Collateral Agent for the benefit of the Secured Parties this Agreement and that the Debtors grant the Collateral Agent for the benefit of each Secured Party, pari passu with each of the other Secured Parties, a perfected security interest in the assets and properties of the Debtors described herein, to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debentures and the other Transaction Documents.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       CERTAIN DEFINITIONS.

Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.  Terms used herein that are defined in Article 9 of the UCC but not otherwise defined in this Agreement (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the

UCC. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.

“Collateral” means all of the Debtors’ respective rights, title and interest in and to the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include all assets and properties of the Debtors, including the following personal property presently owned or hereafter acquired by the Debtors, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)                                     All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)                                  All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, Intellectual Property, and income tax refunds;

(iii)                               All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)                              All documents, letter-of-credit rights, instruments and chattel paper;

(v)                                 All commercial tort claims;

(vi)                              All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)                           All investment property;

(viii)                        All supporting obligations;

(ix)                                All files, records, books of account, business papers, and computer programs; and

(x)                                   the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the term “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Company Subsidiary, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule 1 (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the “Pledged Securities”) and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

“Event of Default” means the occurrence of either of the following:  (i) an Event of Default (as defined in the Debentures); or (ii) any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by a Debtor, or a proceeding shall be commenced by a Debtor, or by any governmental authority having jurisdiction over a Debtor, seeking to establish the invalidity or unenforceability thereof, or a Debtor shall deny that such Debtor has any liability or obligation purported to be created under this Agreement.

“Intellectual Property” means the collective reference to all existing rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

“Majority in Interest” shall mean, at any time of determination, the majority in interest (based on then-outstanding principal amounts of Debentures at the time of such determination) of the Secured Parties.

“Necessary Endorsement” shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Parties may reasonably request.

“Obligations” means all of the Debtors’ obligations under this Agreement, all of the Company’s obligations under the Debentures and the other Transaction Documents, and all of the Company Subsidiaries’ obligations under the Subsidiary Guarantee, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Debentures, the Subsidiary Guarantee or the other Transaction Documents; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

“Organizational Documents” means with respect to an entity, the documents by which such entity was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such entity (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense.  Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.                                       GRANT OF FIRST PRIORITY SECURITY INTEREST.

As an inducement for the Secured Parties to provide the loans as evidenced by the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Collateral Agent, for the benefit of each Secured Party pari passu with each of the other Secured Parties, a continuing security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”).  The Security Interest granted hereunder is a first priority lien and security interest except with respect to Collateral encumbered by Permitted Liens.  Each Holder agrees, at the Debtors’ sole cost and expense, (i) to execute and deliver to the Debtors such instruments and documents reasonably requested by the Debtors and in a form and substance reasonably satisfactory to such Holder, and (ii) to take such further action as may be reasonably requested by the Debtors; in each case, as reasonably necessary to subordinate its Security Interest in the accounts receivable of the Company and Outerlink Corporation to a first priority lien on such accounts receivable securing the Bank Facility.

3.                                       DELIVERY OF CERTAIN COLLATERAL.

Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements.  The Debtors are, contemporaneously with the execution hereof, delivering to the Collateral Agent, for the benefit of the Secured Parties, or have previously delivered to the Secured Parties, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4.                                       REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE DEBTORS.

Each Debtor represents and warrants to, and covenants and agrees with, the Collateral Agent, for the benefit of the Secured Parties, as follows:

4.1                                 Good Standing; Due Authorization; Enforceability.

(a)                                  Each Debtor is duly organized and in good standing in the jurisdiction of its formation.  Each Debtor shall at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its business.

(b)                                 Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor.  This Agreement has been duly executed and delivered by each Debtor.

(c)                                  This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

4.2                                 No Conflicts.                          The execution, delivery and performance of this Agreement by the Debtors (other than any issuance by the Company of any Stock Option Shares or Warrant Shares in violation of Article 9 of the Company’s certificate of incorporation as in effect as of the date hereof) do not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected.  No consent (including, without limitation, from stockholders or creditors of any Debtor) is required for any Debtor to enter into and perform its obligations hereunder (other than those consents that have already been obtained).

4.3                                 Debtor Information; Validity, Perfection and Maintenance of Security Interests.

(a)                                  All of the information set forth on Schedule 4.3(a), including, without limitation, each Debtor’s name, jurisdiction of organization and location of Collateral, are true, correct and complete in all respects.  No Debtor shall change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least thirty (30) days’ prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected Security Interest granted and evidenced by this Agreement.

(b)                                 This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, securing the payment and performance of the Obligations.  With respect to each Debtor that is organized in the United States, upon filing of UCC-1 financing statements, in the forms attached hereto as Exhibit A, with the secretary of state’s office of the state in which such Debtor is organized(collectively, the “Financing Statements”), and payment of the applicable filing fees, all security interests created hereunder in any Collateral which may be perfected by filing UCC financing statements shall have been duly perfected.  No consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral, or (iii) the enforcement of the rights of the Secured Parties hereunder.

(c)                                    Each Debtor hereby authorizes the Collateral Agent, on behalf of the Secured Parties, to file the Financing Statements and any other financing statements or other documents under the UCC or under any other applicable law with respect to the Security Interest with the proper filing and recording agencies in any U.S. or foreign jurisdiction deemed proper by them.  The Debtors shall, at the Debtors’ sole cost and expense, promptly execute and/or deliver to the Collateral Agent, on behalf of the Secured Parties, such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time request and may in their reasonable discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, if applicable, (i) the execution and delivery of a separate security agreement with respect to the Debtors’ Intellectual Property in which the Secured Parties have been granted a security interest hereunder, and (ii) amending the organizational documents of the Debtors’ to the extent necessary to permit a pledge and/or transfer of the Pledged Securities hereunder; in each case, in a form reasonably acceptable to the Secured Parties.

(d)                                 The Debtors shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 13; provided, however, that notwithstanding the foregoing, it shall not be a breach of this Agreement if the Security Interest granted hereunder is not a first priority lien with respect to Collateral encumbered by Permitted Liens.  The Debtors hereby agree to defend the same against the claims of any and all persons and entities.  The Debtors shall obtain and furnish to the Collateral Agent, on behalf of the Secured Parties, from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

4.4                                 Collateral.

(a)                                  Except as set forth on Schedule 3.22 of the Purchase Agreement, the Debtors are the sole owner of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any Liens (other than Permitted Liens), security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interest.  There has been no adverse decision that would have a Material Adverse Effect on any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority in which an adverse decision would have a Material Adverse Effect.

(b)                                 The Debtors shall keep and preserve their equipment, inventory and other tangible Collateral in good condition, repair and order, ordinary wear and tear excepted.  Each

Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(c)                                  Except with respect to the contemplated relocations described on Schedule 4.4(c), each Debtor shall at all times maintain its tangible Collateral at the locations set forth under its name on Schedule 4.3(a) and may not relocate such Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral.  The Debtors shall not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business and sales of inventory or assets by such Debtor in its ordinary course of business that do not exceed $50,000 per annum) without the prior written consent of a Majority in Interest.  The Debtors shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(d)                                 Except with respect to the Permitted Liens, there is not on file in any U.S. or foreign governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral.  So long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(e)                                  The capital stock and other equity interests listed on Schedule 1 represent all of the capital stock and other equity interests (including stock options and warrants) owned, directly or indirectly, by the Debtors.  All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Debtors are the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement.  The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Pledged Securities (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.  Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and the other Transaction Documents.

(f)                                    Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise Collateral Agent, on behalf of the Secured Parties, promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a Material Adverse Effect on the value of the Collateral or on the Secured Parties’ security interest therein.  Each Debtor shall permit the Secured Parties and their representatives and agents to inspect the Collateral at any time during normal business hours, upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be requested by a Secured Party from time to time.

(g)                                 All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of the Debtors with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

4.5                                 Insurance.  Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof.  Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Collateral Agent, on behalf of the Secured Parties, that (a) the Collateral Agent, on behalf of the Secured Parties, will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Collateral Agent, on behalf of the Secured Parties, and such cancellation or change shall not be effective as to the Secured Parties for at least thirty (30) days after receipt by the Collateral Agent, on behalf of the Secured Parties, of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Secured Parties will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default.  If no Event of Default (as defined in the Debentures) exists and if the proceeds arising out of any claim or series of related claims do not exceed $50,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $50,000 for any occurrence or series of related occurrences shall be paid to the Secured Parties, on a pari passu basis with each of the other Secured Parties, and, if received by such Debtor, shall be held in trust for and immediately paid over to the Secured Parties unless otherwise directed in writing by the Collateral Agent, on behalf of the Secured Parties.  Copies of such policies or the related certificates, in each case, naming the Collateral Agent, on behalf of the Secured Parties, as lender loss payee and additional insured shall be delivered to the Collateral Agent, on behalf of the Secured Parties, at least annually and at the time any new policy of insurance is issued.

4.6                                 Solvency.  Based on the financial condition of each Debtor as of the date hereof, each Debtor’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of such Debtor’s existing debts and other liabilities (including contingent liabilities) as they mature.  Based on the financial condition of each Debtor as of the date hereof, each Debtor’s assets do not constitute unreasonably small capital to carry out its business as now conducted and as proposed to be conducted including such Debtor’s capital needs taking into account the particular capital requirements of the business conducted by such Debtor, and projected capital requirements and capital availability thereof.  No Debtor intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  Based on the financial condition of each Debtor as of the date hereof, the Debtors believe that the current cash flow of such Debtor, were it to liquidate all of its assets, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  No Debtor intends, or believes, that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).  Each Debtor believes that such Debtor’s cash flow will at all times be sufficient to pay all such judgments promptly in accordance with their terms.  As of the date hereof, no Debtor is subject to any bankruptcy, insolvency or similar proceeding.  Each Debtor acknowledges that it shall receive fair and reasonably equivalent value from the Holders in exchange for the grant to them of the Security Interest hereunder.

5.                                       EFFECT OF PLEDGE ON CERTAIN RIGHTS.

If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Secured Parties’ rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which the Debtors or any of the Collateral is subject or to which the Debtors are party.

6.                                       DUTY TO HOLD IN TRUST.

6.1                                 Cash and Payment Obligations.  Upon the occurrence of an Event of Default and the acceleration of the Debentures in accordance with the terms thereof, and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interest, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for and on behalf of and for the benefit of the Secured Parties, and shall forthwith endorse and transfer any such sums or instruments, or both (to the extent permitted by law), to the Collateral Agent for distribution to the Secured Parties, pro-rata in proportion to their initial purchases of Debentures for application to the satisfaction of the Obligations (and if any Debenture is not outstanding, pro rata in proportion to the initial purchases of the remaining Debentures).

6.2                                 Securities and Other Assets.  If a Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged

Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to the Collateral Agent, for the benefit of the Secured Parties, on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by the Collateral Agent subject to the terms of this Agreement as Collateral.

7.                                       RIGHTS AND REMEDIES UPON DEFAULT.

7.1                                 Scope of Rights and Remedies.  Upon the occurrence of any Event of Default and the acceleration of the Debentures in accordance with the terms thereof, and at any time thereafter, the Collateral Agent, for the benefit of the Secured Parties, acting through any agent appointed by it for such purpose, shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Collateral Agent, for the benefit of the Secured Parties, shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Collateral Agent shall have the following rights and powers:

(a)                                  The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtors shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Debtors’ premises or elsewhere, and make available to the Collateral Agent, without rent, all of the Debtors’ premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(b)                                 Upon notice to the Debtors by the Collateral Agent, all rights of the Debtors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Debtors to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease.  Upon such notice, the Collateral Agent shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of the Collateral Agent, to exercise in the Collateral Agent’s discretion all voting rights pertaining thereto.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or a Debtor or any of its direct or indirect subsidiaries.

(c)                                  The Collateral Agent shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Debtors or right of redemption of the Debtors, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Collateral Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released, subject to the application of proceeds in accordance with Section 8.

(d)           The Collateral Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Collateral Agent and to enforce the Debtors’ rights against such account debtors and obligors.

(e)           The Collateral Agent may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Collateral Agent or its designee.

(f)            The Collateral Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office or and/or any similar foreign office into the name of the Collateral Agent or any designee or any purchaser of any Collateral.

7.2           Disposition of Collateral.  The Collateral Agent shall comply with any applicable law in connection with each disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  The Collateral Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties.  If the Collateral Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser.  In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

7.3           License to Use Intellectual Property.  For the sole purpose of enabling the Collateral Agent to further exercise rights and remedies under this Section 7 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default and the acceleration of the Debentures in accordance with the terms thereof, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

8.             APPLICATIONS OF PROCEEDS.

The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent and Secured Parties in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Debentures at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Debtors any surplus proceeds.  If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at an interest rate equal to the lower of eighteen percent (18%) and the maximum rate permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Collateral Agent and the Secured Parties to collect such deficiency.  To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Collateral Agent and the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, except to the extent due to the gross negligence or willful misconduct of the Collateral Agent or the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

9.             SECURITIES LAW PROVISION.

Each Debtor recognizes that the Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof.  Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that the Secured Parties has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws.  Each Debtor shall cooperate with the Collateral Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by the Collateral Agent) applicable to the sale of the Pledged Securities by the Collateral Agent.

10.           COSTS AND EXPENSES.

Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including, without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties.  The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Secured Parties are reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interest therein.  The Debtors will also, upon demand, pay to the Collateral Agent, for the benefit of the Secured Parties, the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or

(iii) the exercise or enforcement of any of the rights of the Secured Parties under the Debentures or this Agreement.  Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

11.           RESPONSIBILITY FOR COLLATERAL.

The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.  The Collateral Agent agrees to act in accordance with commercially reasonable standards and the UCC.  Without limiting the generality of the foregoing, (a) no Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder.  No Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating to any of the Collateral, nor shall the any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to any Secured Party or to which it may be entitled at any time or times.

12.           SECURITY INTEREST ABSOLUTE.

All rights of the Collateral Agent and the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by any of the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interest granted hereby.  Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance.  In the event that at any time any transfer of any Collateral or any payment received by the Collateral Agent for the benefit of any Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  Each Debtor waives all right to require any Secured Party to proceed against any other person or entity or to apply any Collateral which the Collateral Agent or any Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy.  Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

13.           TERM OF AGREEMENT.

This Agreement and the Security Interest and any and all other rights granted hereby including the right to use any Intellectual Property or licenses shall terminate on the date on which all payments under the Debentures have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

14.           POWER OF ATTORNEY.

Each Debtor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the various Secured Parties or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Debentures all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.  The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor or any of the Pledged Securities is subject or to which any Debtor is a party.  Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Collateral Agent is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and/or the United States Copyright Office and/or any similar foreign office.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

15.           OTHER SECURITY.

To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Collateral Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

16.           COLLATERAL AGENT.

16.1         Appointment, Resignation and Removal.  The Secured Parties hereby appoint Imperium Advisers, LLC, to act as the Collateral Agent for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Any person or entity serving as the Collateral Agent may resign as Collateral Agent hereunder at any time by giving written notice thereof to each Secured Party, and such resignation shall become effective upon the effectiveness of the appointment of a successor agent in accordance with Section 16.2.  Any person or entity serving as Collateral Agent may be removed at any time or from time to time by the affirmative vote of a Majority in Interest.

16.2         Successor Agent.  Upon the resignation or removal of a Collateral Agent, a successor agent may be appointed by the Secured Parties by a Majority in Interest, and such appointment shall become effective upon such successor agent accepting such appointment in writing.  If no successor agent shall have been so appointed by the Secured Parties within thirty (30) days after receipt of a resignation notice from the Collateral Agent, then the Collateral Agent shall have the right to appoint a successor agent in its sole and absolute discretion, and such successor agent shall commence serving as the Collateral Agent hereunder upon such successor agent’s acceptance of such appointment in writing.

16.3         Possession of Collateral Documents.  Upon receipt of the certificates and other instruments representing or evidencing the Pledged Securities and other Collateral, together with the Necessary Endorsements (collectively, the “Collateral Documents”), the Collateral Agent shall hold the Collateral Documents in trust on behalf of the Secured Parties and shall enforce its rights under the Collateral Documents solely in accordance with the terms of this Agreement. Upon the termination of this Agreement pursuant to Section 13, the Collateral Agent shall promptly return all Collateral Documents, to the extent the rights to the Pledged Securities and other Collateral were not exercised under this Agreement, to the Debtors.

16.4         Exculpation; Limitation and Delegation of Duties.  Neither the Collateral Agent nor any of its directors, officers, partners, agents, representatives, advisors or employees (collectively, the “Collateral Agent Parties”) shall be liable to any Secured Party for any action taken or omitted to be taken by any of them hereunder, except for their own gross negligence or willful misconduct.  None of Collateral Agent Parties shall be responsible for, or have any duty to ascertain the veracity, performance or satisfaction of, any representation, warranty, covenant, agreement or condition made or contained in this Agreement or any other Transaction Document.  The Collateral Agent may undertake any of its duties as Collateral Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be liable to any Secured Party for the negligence or misconduct of any such agents or attorneys-in-fact selected in good faith by the Collateral Agent.

16.5         Indemnification by Secured Parties.  The Secured Parties hereby indemnify each of the Collateral Agent Parties for any losses, obligations, damages, penalties, actions, judgments, suits, costs, expenses, disbursements and other liabilities of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of Collateral Agent’s performance of its obligations under this Agreement, except for (i) those costs that are actually reimbursed by the Debtors under this Agreement, and (ii) liabilities directly attributable to the gross negligence or willful misconduct of any Collateral Agent Party.  The payment of any indemnification obligation hereunder shall be made by each Secured Party on a pro rata basis, based on the principal amount of the Debentures then owned by such Secured Party as compared to the aggregate principal amount of the Debentures then outstanding.

17.           INDEMNIFICATION.

The Debtors shall jointly and severally indemnify, reimburse and hold harmless the Collateral Agent and each of the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (each, an “Indemnitee”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Debentures, the Purchase Agreement or any other Transaction Document.

18.           MISCELLANEOUS.

18.1         Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

18.2         Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  A Secured Party may assign its rights hereunder in connection with any private sale or transfer of its Debentures, in which case the term “Secured Party” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.  No Debtor may assign its rights or obligations under this Agreement.

18.3         Injunctive Relief.  Each Debtor acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Secured Party and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Secured Party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

18.4         Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

18.5         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile transmission.

18.6         Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

18.7         Notices.  Any notice, demand or request required or permitted to be given by the Debtor, Collateral Agent or a Secured Party pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally, against written receipt therefor, or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to any Debtor:

c/o Digital Angel Corporation
Suite 201
1690 South Congress
Delray Beach, Florida 33483
Attn:  Kevin McGrath
Tel:         (561) 276-0477
Fax:         (561) 805-8001

with a copy (which shall not constitute notice) to:

Winthrop & Weinstine, P.A.
Suite 3500
225 South 6th Street
Minneapolis, Minnesota 55402
Attn:       Philip T. Colton
Tel:         (612) 604-6729
Fax:         (612) 604-6929

If to the Collateral Agent:

Imperium Advisers, LLC
153 East 53rd Street
29th Floor
New York, NY 10022
Attn:       Maurice Hryshko, Esq.
Tel:         (212) 433-1360
Fax:         (212) 433-1361

and if to any Secured Party, to such address for such party as shall appear on Exhibit A to the Purchase Agreement executed by such party (or, in the case of a successor to a Secured Party in connection with a valid transfer of a Debenture, the address of such successor designated in a notice given to the Company and signed by the original secured party and such successor), or as shall be designated by such party (or successor) in writing to the other parties hereto in accordance with this Section 18.7. Written confirmation of receipt generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission shall be rebuttable evidence of receipt by facsimile in accordance with clause (i) above.

18.8         Entire Agreement; Amendments.  This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No (i) amendment to this Agreement or (ii) waiver of any agreement or other obligation of a Debtor under this Agreement may be made or given except pursuant to a written instrument executed by the Debtors, the Collateral Agent and the holders of a majority of the aggregate principal of the Debentures then outstanding.  Any waiver given pursuant hereto shall be effective only in the specific instance and for the specific purpose for which given.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

DIGITAL ANGEL CORPORATION, AS DEBTOR

By:	/s/ Kevin N. McGrath
Name: Kevin N. McGrath
Title: President and Chief Executive Officer

DIGITAL ANGEL TECHNOLOGY CORPORATION, AS DEBTOR

By:	/s/ Patricia Petersen
Name: Patricia Petersen
Title: Assistant Secretary

OUTERLINK CORPORATION, AS DEBTOR

By:	/s/ Patricia Petersen
Name: Patricia Petersen
Title: Assistant Secretary

DSD HOLDING A/S, AS DEBTOR

By:	/s/ Patricia Petersen
Name: Patricia Petersen
Title: Assistant Secretary

SIGNATURE INDUSTRIES LIMITED, AS DEBTOR

By:	/s/ Patricia Petersen
Name: Patricia Petersen
Title: Assistant Secretary

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

DIGITAL ANGEL INTERNATIONAL, INC., AS DEBTOR

By:	/s/ Patricia Petersen
Name: Patricia Petersen
Title: Assistant Secretary

DIGITAL ANGEL HOLDINGS, LLC, AS DEBTOR

By:	/s/ Patricia Petersen
Name: Patricia Petersen
Title: Assistant Secretary

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

IMPERIUM ADVISERS, LLC, AS COLLATERAL AGENT

By:	/s/ Maurice Hryshko
Name: Maurice Hryshko
Title: Counsel

IMPERIUM MASTER FUND, LTD., AS SECURED PARTY

By:	/s/ Maurice Hryshko
Name: Maurice Hryshko
Title: Counsel